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                                                                    EXHIBIT 10.3

                           [UGLY DUCKLING LETTERHEAD]
                           UGLY DUCKLING CORPORATION
                                 March 25, 1998

                                                    VIA FACSIMILE (847-304-3338)

Mr. Farhaan Hassan
GE Capital
Asset Based Financing
800 Hart Road, Suite 200
Barrington, Illinois  60010

         Re:      Requests for GECC approvals

Dear Farhaan:

         Over the last few weeks I have submitted requests for GECC's approval of four matters relating to the Ugly Duckling Amended and Restated Loan Agreement (the "Loan Agreement"). You asked that I combine these four requests in a single letter. The four requests are restated as follows:

         1. TIMING OF CONTRACT PAYMENTS. Section 4.1 of the Loan Agreement provides that all remittances received by the Borrower shall be deposited into the depository account "...as soon as possible, but no later than two business days following receipt..." Apparently, the agreements between Ugly Duckling and all other contract owners provide for deposit within three business days. I understand that you are aware of this and are willing to allow Ugly Duckling to deposit receipts within three business days rather than the two business days required by the Loan Agreement.

         2. SALE LEASEBACK. Ugly Duckling Corporation has entered into a nonbinding commitment letter to sell and leaseback substantially all of the properties owned by the Ugly Duckling entities. The Buyer and Landlord is Imperial Credit Commercial Investment Corp. or one of its affiliates ("Imperial"). Enclosed is a copy of the Commitment Letter between Ugly Duckling and Imperial. We hope to close the sale/leaseback transaction within the next 30 days. The proceeds of the transaction will be used by Ugly Duckling for working capital. GECC has a lien on substantially all the assets of Ugly Duckling. However, GECC does not have mortgages on the Ugly Duckling properties. Therefore, the Ugly Duckling properties can be conveyed without a release of the security interests of GECC in the assets of Ugly Duckling. Nonetheless, I would like to obtain GECC's consent to the sale/leaseback transaction.

         3. CYGNET FINANCE INVESTMENT. Section 13.15 of the Loan Agreement provides that Ugly Duckling Corporation shall not invest more than $20 million into Cygnet Finance, Inc. Last October, you agreed to increase the $20 million limit to $30 million. The investment in Cygnet Finance, Inc. is now or soon will be, in excess of $30 million. Eric Splaver of Ugly Duckling has spoken to you about an increase in the investment limitation to $40 million. I would appreciate your acknowledgment of the increase in the Cygnet investment limitation to $40 million.














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Farhaan Hassan
March 25, 1998
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         4.       GREENWICH SECURITIZATION COMMITMENT. Ugly Duckling has entered into a securitization commitment with Greenwich Capital Markets. I have never requested GECC's consent to this securitization arrangement between Ugly Duckling and Greenwich. Enclosed is the commitment letter setting forth the terms of this securitization commitment. I would appreciate your acknowledgment and approval of the securitization arrangement between Ugly Duckling and Greenwich.

         Please acknowledge GECC's approval of these four requests by signing this letter and returning it to me at your earliest convenience.

         Thank you for your cooperation.

                                             Cordially,


                                             /s/ Steven P. Johnson
                                             Steven P. Johnson
                                             General Counsel

SPJ:ag

                Accepted and approved this 30 day of March, 1998.

                                    General Electric Capital Corporation

                                    By:      /s/ Farhaan Hassan
                                             -----------------------------------
                                    Name:    Farhaan Hassan
                                             -----------------------------------
                                    Its:     Account Executive
                                             -----------------------------------



































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